EXHIBIT 99.1

Edgewater Reports Q1 2012 Results

Double Digit Year-Over-Year Service Revenue Growth

WAKEFIELD, Mass., May 2, 2012 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com) ("Edgewater" or the "Company"), a strategic consulting firm that brings a synergistic blend of business advisory and product-based consulting services to its clients, today announced financial results for its first quarter ended March 31, 2012.

First Quarter Results

Financial results and utilization for the quarter ended March 31, 2012:

  Total revenue increased 7.2% to $25.3 million compared to $23.6 million in the first quarter of 2011;
  Service revenue increased 10.6% to $21.8 million compared to service revenue of $19.7 million in the first quarter of 2011;
  Gross profit was $8.6 million, or 33.9% of total revenue, compared to $8.6 million, or 36.4% of total revenue, in the first quarter of 2011;
  Gross profit margin related to service revenue was 37.4% compared to 38.5% in the first quarter of 2011;
  Utilization was 75.4% compared to 79.3% in the first quarter of 2011;
  Net income was $175 thousand, or $0.02 per diluted share, compared to net income of $310 thousand, or $0.03 per diluted share, in the first quarter of 2011;
  Adjusted EBITDA was $1.0 million, or 3.9% of total revenue and $0.09 per diluted share, compared to $1.4 million, or 5.9% of total revenue and $0.11 per diluted share, in the first quarter of 2011; and
  Cash flow used in operating activities was $(1.1) million compared to cash flow used in operating activities of $(1.3) million during the first quarter of 2011.

Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"As we mentioned during our recent earnings calls, service and royalty revenues generated under Edgewater Fullscope's process contracts came to a successful completion in June 2011. As a result, to show meaningful year-over-year service revenue growth, we first needed to replace that revenue. I am very pleased to report that we have achieved double-digit year-over-year service revenue growth during the first quarter of 2012," commented Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"Overall, our pipeline continues to grow in breadth and depth. We are starting to see expansion in potential deal sizes, especially in our key product-based service offerings. In response to this momentum, we are accelerating our recruiting efforts and in some cases, hiring and training billable consultants in advance of anticipated need. Our recruiting and hiring initiatives, combined with the absence of the process-related royalty revenue, tempered our first quarter profitability metrics given the rise in year-over-year service revenue," continued Ms. Singleton.

"Looking forward to the second quarter of 2012, we are anticipating service revenue growth on both a sequential and year-over-year basis. We anticipate that sequential second quarter service revenue will be slightly up, translating into strong double-digit service revenue growth on a year-over-year quarterly basis. These growth trends continue to support management's targeted achievement of double-digit 2012 full year service revenue growth on a year-over-year basis," concluded Ms. Singleton.

First Quarter Conference Call Details

Edgewater has scheduled a conference call for Wednesday, May 2, at 10:00 a.m. (ET) to discuss its first quarter 2012 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com or by dialing 855-859-2056 (Conference ID: 68572001) from 1:00 p.m. ET Wednesday, May 2 through 11:59 p.m. ET Wednesday, May16.

About Edgewater

Edgewater is a strategic consulting firm that brings a synergistic blend of advisory and product-based consulting services to our client base. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. We work with clients to reduce costs, improve process and increase revenue through the judicious use of technology.

Edgewater provides services under brand names such as Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected second quarter 2012 service revenue on both a sequential and year-over-year basis, the growth in breadth and depth of our pipeline, expansion in deal sizes in our key product-based service offerings, pipeline momentum, our recruiting efforts and our targeted full year service revenue growth. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI"), Enterprise Performance Management ("EPM") and Enterprise Resource Planning ("ERP") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in critical accounting policies and estimates; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (11) the failure of the marketplace to embrace advisory and product-based consulting services; (12) changes in the market for leased office space and/or (13) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA Risk Factors" in our 2011 Annual Report on Form 10-K filed with the SEC on March 12, 2012. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Service revenue	$ 21,796	$ 19,708
Software	1,384	1,573
Process royalties	--	535
Reimbursable expenses	2,101	1,778
Total revenue	25,281	23,594

Cost of revenue:
Project and personnel costs	13,654	12,124
Software costs	961	1,094
Reimbursable expenses	2,101	1,778
Total cost of revenue	16,716	14,996
Gross profit	8,565	8,598

Selling, general and administrative	7,951	7,527
Depreciation and amortization	442	703
Operating income	172	368

Other (income) expense, net	(91)	8
Income before taxes	263	360

Income tax provision	88	50
Net income	$ 175	$ 310

BASIC EARNINGS PER SHARE:
Basic earnings per share	$ 0.02	$ 0.03
Weighted average shares outstanding – Basic	11,363	12,359

DILUTED EARNINGS PER SHARE:
Diluted earnings per share	$ 0.02	$ 0.03
Weighted average shares outstanding – Diluted	11,607	12,360

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Cash and marketable securities	$ 8,791	$ 10,333
Accounts receivable, net	22,642	23,307
Prepaid expenses and other assets, current	1,417	763
Total current assets	32,850	34,403
Fixed assets, net	2,346	2,429
Goodwill and Intangible assets, net	13,985	14,128
Other assets	237	238
Total Assets	$ 49,418	$ 51,198

Liabilities and Stockholders' Equity
Accounts payable	$ 534	$ 1,858
Accrued liabilities	13,478	13,934
Accrued contingent earnout consideration	128	126
Deferred revenue	1,340	1,569
Capital lease obligations, current	14	52
Total current liabilities	15,494	17,539
Accrued contingent earnout consideration	110	105
Other long-term liabilities	1,722	1,841
Total liabilities	17,326	19,485
Stockholders' Equity	32,092	31,713
Total Liabilities and Stockholders' Equity	$ 49,418	$ 51,198

Shares Outstanding	11,303	11,311

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed.  We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense.  We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation."  We exclude this non-cash expense as we do not believe it is reflective of business performance. The Company has modified its historically presented non-GAAP financial measure to exclude this expense for the purpose of calculating non-GAAP Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense.   The Company has modified its historically presented non-GAAP financial measure to exclude these items for the purpose of calculating non-GAAP Adjusted EBITDA, Adjusted EBITDA per Diluted share and Adjusted EBITDA as a Percentage of Total Revenue. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs.  We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue.   Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses as we believe excluding these costs from our non-GAAP financial measures is useful to investors because these expenses are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011, we recorded a non-cash charge of $2.2 million in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations and (gains) and losses on foreign currency transactions.  Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per Share Amounts)
(Unaudited)

	For The Three Months Ended
	March 31,
	2012	2011

Reported GAAP net income	$175	$310
Add: Income tax provision	88	50
Add: Depreciation and amortization	460	703
Add: Stock-based compensation expense	348	248
Add: Adjustments to contingent consideration earned, at fair value	7	16
Add: Fullscope embezzlement costs	3	63
Less: Interest and other (income) expense, net	(91)	8
Adjusted EBITDA[1]	$990	$1,398
Adjusted EBITDA per diluted share[1]	$0.09	$0.11
Adjusted EBITDA as a % of total revenue[1]	3.9%	5.9%

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

CONTACT: Timothy R. Oakes, Chief Financial Officer
         Russell Smith, Senior Vice President / Investor Relations
         (781) 246-3343
         ir@edgewater.com